                                                                   EXHIBIT 3.153

                          CERTIFICATE OF INCORPORATION
                                       OF
                            POWDER RIVER COAL COMPANY

         FIRST:   The name of the corporation is

                            POWDER RIVER COAL COMPANY

         SECOND: Its registered office in the State of Delaware is located at 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, 100 West Tenth Street, Wilmington, Delaware.

         THIRD:   The nature of the business, or purposes to be conducted or promoted, are:

         A. To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         B. Without limiting the generality of the foregoing, to engage in the business of mining, extracting, recovering and removing coal; to construct, own and operate all necessary facilities; and to do all things necessary or convenient in connection therewith.

         C. To conduct its business in all or any of its branches in the state of Delaware and in any or all other states, territories or possessions of the United States of America and the District of Columbia, and in any or all foreign countries, to have one or more offices within or outside the State of Delaware and to enter into partnership, joint venture or similar arrangements to engage in any of the foregoing activities.

         FOURTH: The corporation shall have authority to issue 1,000 shares of common stock with a par value of $100.00 per share. The minimum capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

         FIFTH:   The name and mailing address of the incorporator is as
follows:

                  Marvin O. Young       301 North Memorial Drive
                                        St. Louis, Missouri 63102

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         SIXTH:   The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

         SEVENTH: The corporation is to have perpetual existence.

         EIGHTH:  The number of directors shall be fixed by the by-laws.

         NINTH:   The power to make, alter and repeal by-laws of the corporation is conferred upon the board of directors.

         TENTH:   The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         THE UNDERSIGNED, being the Incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that the facts herein stated are true, this 14th day of November, 1972.

                                                          /s/ Marvin O. Young
                                                          -------------------
                                                              Marvin O. Young

STATE OF MISSOURI    )
                     ) SS.
CITY OF ST. LOUIS    )

         BE IT REMEMBERED, that on this 14th day of November, 1972, personally came before me, a Notary Public for the State of Missouri, Marvin O. Young, the party to the foregoing certificate of incorporation, known to be personally to be such, and acknowledged the said certificate to be his free act and deed and that the facts therein stated are true.

         GIVEN under my hand and seal of office the day and year aforesaid.

                                               /s/ Morgan E. Weir
                                               ------------------         [SEAL]
                                                   Notary Public

My Commission expires:

July 27, 1975
                                      - 2 -

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                    * * * * *

         POWDER RIVER COAL COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

         FIRST:   That the Board of Directors of said corporation, by the
unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of said corporation as follows:

                  RESOLVED, That this Board of Directors considers the amendment of the Company's Certificate of Incorporation by the addition thereto after paragraph "TENTH" of a new paragraph numbered "ELEVENTH" and reading as set forth below to be advisable and in accordance with the desire of the Company's sole stockholder that the personal liability of the Company's directors be eliminated or limited except in certain specified Instance:

                           ELEVENTH:  A director of this corporation shall under
                  no circumstances have any personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for those specific breaches and acts or omissions with respect to which the Delaware General Corporation Law expressly provides that this provision shall not eliminate or limit such personal liability of directors.

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

         THIRD:   That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said POWER RIVER COAL COMPANY has caused this certificate to be signed by F. L . Barkofske, its Vice

President, and attested by J. J. Gazzoli, its Secretary, this 17th day of November, 1986.

                                        By: /s/ F. L. Barkofske
[SEAL]                                      -----------------------------------
                                            F. L. Barkofske, Vice President
By: /s/ J. J. Gazzoli
    -----------------------------
    J. J. Gazzoli, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                    * * * * *

         POWDER RIVER COAL COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

         FIRST:   That the Board of Directors of said corporation, by the
unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of said corporation as follows:

         RESOLVED, That the Certificate of Incorporation of the Company be amended by the addition thereto after paragraph "Fourth" of a new paragraph reading as follows:

         "That the presently authorized and issued two shares of capital stock of the Company be changed and split up on the basis of three hundred shares without a par value for each issued and outstanding share with a par value of $100 per share for a total of 600 shares to be issued and outstanding; and that the remaining authorized and unissued shares with a par value of $100 per share be changed into 400 shares without a par value."

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

         THIRD:   That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said POWDER RIVER COAL COMPANY has caused this certificate to be signed by J. F. Lake, its President, and attested by T. L. O'Connor, it Secretary, this 17 day of October, 1987.

[SEAL]
                                                 By: /s/ J. F. Lake
                                                     --------------------------
                                                     J. F. Lake, President
ATTEST:

By: /s/ T. L. O'Connor
    -------------------------
    T. L. O'Connor, Secretary
                                      - 2 -

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/03/1996
960002708 - 0786705

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                              ROCHELLE COAL COMPANY

                                      INTO

                            POWDER RIVER COAL COMPANY

         POWDER RIVER COAL COMPANY, is corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

         DOES HEREBY CERTIFY:

                  FIRST:   That this corporation was incorporated on the 16th
day of November, 1972, pursuant to the General Corporation Law of the State of Delaware.

                  SECOND: That this corporation owns all of the outstanding shares of all classes of stock of Rochelle Coal Company, a corporation incorporated on the 9th day of May, 1983 pursuant to the General Corporation Law of the State of Delaware.

                  THIRD:   That this corporation, by the following resolutions
of its Board of Directors, duly adopted by unanimous written consent of its members filed with the minutes of the Board on the 14th day of January, 1996, determined to and did merge into itself said Rochelle Coal Company.

         RESOLVED, that Powder River Coal Company merge, and it hereby does merge into itself said Rochelle Coal Company and assumes all its obligations; and

         FURTHER RESOLVED, that the merger shall become effective on Jan. 1, 1996.

         FURTHER RESOLVED, that the proper officer of this corporation he and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Rochelle Coal Company and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary of proper of effect said merger; and

                  FOURTH: That this corporation survives the merger and may be served with process in the State of Delaware in my proceeding for enforcement of any obligation of Rochelle Coal Company as well as for enforcement of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of Section 262 of Title 8 of the Delaware Code, and it does hereby irrevocably appoint the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is Caller Box 3034, Gillette, Wyoming 82717-3034 until the surviving corporation shall have hereafter designated in writing to the said Secretary of State a different address for such purpose. Service of such process may be made by personally delivering to and leaving with the Secretary of State of Delaware duplicate copies of such process, one of which copies the Secretary of State of Delaware shall forthwith send by registered mail to Powder River Coal Company at the above address.

                  FIFTH:   Anything herein or elsewhere to the contrary
notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of Powder River Coal Company at any time prior to the date of filing the merger with the Secretary of State.

         IN WITNESS WHEREOF, said Powder River Coal Company has caused this Certificate to be signed by Peter B. Lilly, its Chairman of the Board of Directors, this 1st day of January, 1996.

                                          POWDER RIVER COAL COMPANY

                                          By: /s/ Peter B. Lilly
                                              ----------------------
                                              Peter B. Lilly,
                                              Chairman of the Board of Directors

                                STATE OF DELAWARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                            FILED 09:01 AM 01/03/1996
                               960002714 - 786705

                              CERTIFICATE OF MERGER

                                       OF

                             TRINITY MINING COMPANY

                                      INTO

                            POWDER RIVER COAL COMPANY

         The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

       NAME                                           STATE OF INCORPORATION
       ----                                           ----------------------
POWDER RIVER COAL COMPANY                                  DELAWARE

TRINITY MINING COMPANY                                     DELAWARE

         SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of Delaware.

         THIRD: That the name of the surviving corporation of the merger is Powder River Coal Company.

         FOURTH: That the Certificate of Incorporation of Powder River Coal Company, a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

         FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is Caller Box 3034, Gillette, Wyoming 82717-3034.

         SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

         SEVENTH That this Certificate of Merger shall be effective on January 1, 1996

Dated: January 1, 1996

                                          POWDER RIVER COAL COMPANY

                                          By: /s/ Peter B. Lilly
                                              ---------------------
                                              Peter B. Lilly,
                                              Chairman of the Board of Directors

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 10/28/1997
                                                           971365919 - 0786705

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                              RAWHIDE COAL COMPANY

                                      INTO

                            POWDER RIVER COAL COMPANY

         POWDER RIVER COAL COMPANY, a corporation organized and existing under the laws of Delaware.

         DOES HEREBY CERTIFY:

                  FIRST: That this corporation was incorporated on the 16th day of November, 1972, pursuant to the General Corporation Law of the State of Delaware.

                  SECOND: That this corporation owns all ten (10) shares of the outstanding shares of common stock of Rawhide Coal Company, a corporation incorporated on the 12th day of September, 1994, pursuant to the General Corporation Law of the State of Delaware,

                  THIRD: That this corporation, by the following resolutions of their Board of Directors, duly adopted by unanimous written consent of its members, filed with the minutes of the Board on September 2, 1997.

                  RESOLVED, that POWDER RIVER COAL COMPANY, a Delaware corporation merge, and does hereby merge into itself said RAWHIDE COAL COMPANY and assumes all its obligations; and

         FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware.

         FURTHER RESOLVED, that the proper officer of this Corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said RAWHIDE COAL COMPANY, and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger; and

         IN WITNESS WHEREOF, said POWDER RIVER COAL COMPANY has caused this Certificate to be signed by Thomas S. Hilton, its Vice President, this 5th day of September 1997.

                                                 /s/ T. S. Hilton
                                                 ----------------
                                                 By T. S. Hilton, Vice President
                                                      (Title)